                                                                  Exhibit 3.1(i)

                            United States of America

                               STATE OF WASHINGTON

                               Secretary of State

I, SAM REED, Secretary of State of the State of Washington and custodian of its seal, hereby issued this

                          CERTIFICATE OF INCORPORATION

                                       to

                            ORO-PLATA RESOURCES, INC.

a/an WA Profit Corporation. Charter documents are effective on the date indicated below:

                                Date: 11/22/2004

                            UBI Number: 602-448-859

                                 APPID: 186701

THE SEAL OF THE STATE OF           Given under my hand and the Seal of the State
WASHINGTON 1889                    of Washington at Olympia, the State Capital

                                   /s/ Sam Reed
                                   ---------------------------------------------
                                   Sam Reed, Secretary of State
STATE OF WASHINGTON                                        APPLICATION TO FORM A

SECRETARY OF STATE                                         PROFIT CORPORATION

                            Filed Secretary of State

                                    Sam Reed

                                November 22, 2004

                               STATE OF WASHINGTON

                                UBI: 602-448-859

Person to contact about the filing         Daytime Phone Number (with area code)

Richard C. Landerman                       (801) 944-0173
---------------------------------------    -------------------------------------

Name of Corporation

ORO-PLATA RESOURCES, INC.
---------------------------------------

Number of Share the Corporation            Class of Shares
is Authorized to Issue:

1,000,000                                  Common
---------------------------------------    -------------------------------------

Effective Date of Incorporation:           Upon filing by the Secretary of State

Name and Address of Washington State Registered Agent:

Bill Ransom, 1001 Cooper Point Rd. NW #140-129, Olympia, WA 98502
--------------------------------------------------------------------------------

I consent to serve as Registered Agent in the State of Washington for the above named corporation.

I understand it will be my responsibility to accept Service of Process on behalf of the corporation; to forward mail to the corporation; and to immediately notify the Office of the Secretary of State if I resign or change the Registered
Office Address.

/s/ Bill Ransom                       Bill Ransom                     17 Nov. 04
--------------------------            ---------------------           ----------

Name and Addresses of Each Incorporator:

Richard C. Landerman
6337 Highland Drive, Salt Lake City, UT 84121

Floyd Robertson
6337 Highland Drive, Salt Lake City, UT 84121

SIGNATURE OF INCORPORATOR

/s/ Richard C. Landerman              Richard Landerman                 11-9-04
--------------------------            ---------------------           ----------

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